Exhibit 3.1
BLUE OWL DIGITAL INFRASTRUCTURE TRUST
CERTIFICATE OF TRUST
THIS IS TO CERTIFY THAT:
FIRST:            The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.
SECOND:       The name of the statutory trust (the “Trust”) is:
Blue Owl Digital Infrastructure Trust
THIRD:          The address of the Trust’s principal office in the State of Maryland is c/o United Agent Group Inc., 2405 York Road, Suite 201-C, Lutherville-Timonium, Maryland 21093.
FOURTH:     The name and business address of the Trust’s resident agent are United Agent Group Inc., 2405 York Road, Suite 201-C, Lutherville-Timonium, Maryland 21093.
FIFTH:            Pursuant to Section 12-501(d) of the Maryland Statutory Trust Act, the assets of each series or class of beneficial interest in the Trust are subject to limitations on liability as set forth in the governing instrument of the Trust.
SIXTH:          The undersigned trustee of the Trust acknowledges under the penalties of perjury, that to the best of his knowledge and belief, the facts stated herein are true.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 7th day of April, 2025.

/s/ Andrew Morris
Name: Andrew Morris
Title: Trustee